UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      May 21, 2012

SEACHANGE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code:      (978) 897-0100

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 21, 2012, SeaChange International, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Avail Media, Inc. (“Avail”) pursuant to which the Company sold its wholly-owned subsidiary On Demand Group Limited (“ODG”) to Avail. The aggregate purchase price payable to SeaChange pursuant to the Share Purchase Agreement is $27 million on a cash-free, debt free basis. Approximately $5.7 million shall be held in escrow as security for the representations, warranties, covenants and agreements made by the Company pursuant to the Share Purchase Agreement. The Share Purchase Agreement includes customary representations, warranties and covenants by the parties. Pursuant to the terms of the Share Purchase Agreement, the Company agreed not to compete with or solicit employees of ODG for an 18 month period subsequent to closing, with explicit agreement that SeaChange’s current business operations would not be prohibited by the foregoing noncompetition clause.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.

The Share Purchase Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Avail or ODG. The representations, warranties and covenants contained in the Share Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Share Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Avail or ODG or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Share Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are attached to this report:

Exhibit No.	Description

2.1†	Share Purchase Agreement, dated as of May 21, 2012, by and between SeaChange International, Inc. and Avail Media, Inc.

99.1	The following unaudited pro forma condensed combined financial statements:

Unaudited Pro Forma Condensed Balance Sheet as of January 31, 2012

Unaudited Pro Forma Condensed Statements of Operations as of January 31, 2012, 2011 and 2010

† Confidential Treatment Requested

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Raghu Rau
Raghu Rau
Chief Executive Officer

Dated: May 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Share Purchase Agreement, dated as of May 21, 2012, by and between SeaChange International, Inc. and Avail Media, Inc.

99.1	The following unaudited pro forma condensed combined financial statements:

Unaudited Pro Forma Condensed Balance Sheet as of January 31, 2012

Unaudited Pro Forma Condensed Statements of Operations as of January 31, 2012, 2011 and 2010

† Confidential Treatment Requested